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                                             Exhibit 99
                                             Page 1 of 2

                           (Front of Proxy Card)


              This Proxy is Solicited on Behalf of
       the Board of Directors of Dowdy Minnesota 10, Inc.

                            PROXY

     The undersigned hereby appoints Mary L. Demetree and Cordell
J. Overgaard as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Dowdy Minnesota 10, Inc. held on record by the undersigned on
                        , 1995 at the Special Meeting of the
shareholders to be held              , 1995 or any adjournment
thereof.

PROPOSAL TO APPROVE THE MERGER OF ROCHESTER SUBSIDIARY
TWENTY-SEVEN INC. into and with Dowdy Minnesota 10, Inc. and for the conversion of Dowdy Common Stock into Common Stock of Rochester Telephone Corporation.

           For      Against      Abstain
           ----      ----          ----
           ----      ----          ----

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                                              Page 2 of 2

                    (Back of Proxy Card)



This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the Merger and stock conversion.

Please sign exactly as name appears below. When shares are held by joint tenants, all should sign.

When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:                , 1995
      ---------------            --------------------------
                                       Signature

- ------------------------         --------------------------
PLEASE MARK, SIGN, DATE           Signature if held jointly
AND RETURN THE PROXY
CARD PROMPTLY USING THE          --------------------------
ENCLOSED ENVELOPE.                Additional Signature (if
                                     required)